                                                                     EXHIBIT 4.1

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HETHIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.



                         NOTIFY TECHNOLOGY CORPORATION


                     WARRANT TO PURCHASE ___________ SHARES

                            (SUBJECT TO ADJUSTMENT)

                                OF COMMON STOCK

                       (Void after ______________, 2008)



No: _______________



          This certifies that for value ___________________________, or registered assigns ("Holder"), is entitled, subject to the terms set forth
                     ------
below, at any time from and after ____________, 2001 (the "Original Issuance Date") and before 5:00 p.m., Eastern Time, on ________________, 2008, to
purchase from Notify Technology Corporation, a California corporation (the "Company"), _____________ shares (subject to adjustment as described herein), of
 -------
the Common Stock, par value $0.001 per share (which authorized class of shares is herein called the "Common Stock") of the Company, as constituted on the
                      ------------
Original Issuance Date, upon surrender hereof, at the principal office of the Company referred to below, with a duly executed subscription form in the form attached hereto as Exhibit A and simultaneous payment therefor in lawful money
                   ---------
of the United States or otherwise as hereinafter provided, at the price per share equal to $______ per share, as may be adjusted as provided herein (the "Purchase Price"). The number and character of such shares of Common Stock are
 --------------
subject to further adjustment as provided below, and the term "Common Stock" shall include, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. The term "Warrants" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. The term "Series A Warrants" shall mean those warrants, including this Warrant, issued concurrently with the Series A Preferred (defined below).

     1.   Exercise.
          --------

          A. This Warrant may be exercised at any time or from time to time from and after the Original Issuance Date and before 5:00 p.m., Eastern Time, on ___________, 2008, on any business day, for the full number of shares of Common Stock called for hereby, by surrendering it at the principal office of the Company, at 1054 S. DeAnza Boulevard (Suite 105), San Jose, California 95129, with the subscription form duly executed, together with payment in an amount equal to (a) the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance with the preceding paragraph of this Warrant (without giving effect to any further adjustment herein) multiplied (b) by the Purchase Price. Payment of this amount may be made at Holder's choosing either
(1) by payment in cash or by corporate check, payable to the order of the Company, or (2) by the Company not issuing that number of shares of Common Stock subject to this Warrant having a Fair Market Value (as defined below) on the date of exercise equal to such sum. This Warrant may be exercised for less than the full number of shares of Common Stock at the time called for hereby, except that the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon a partial exercise of this Warrant in accordance with the terms hereof, this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the number of such shares not purchased upon such exercise shall be issued by the Company to Holder without any charge therefor. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Within two business days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the then Fair Market Value on the date of exercise of one full share of Common Stock.

          B.   "Fair Market Value" shall mean, as of any date, (i) if shares of the Common Stock are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the ten (10) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if shares of the Common Stock are not so listed but are traded on the Nasdaq SmallCap Market ("NSCM"), the average of the closing prices as reported on the NSCM during the
  ----
ten (10) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NSCM; or if applicable, the Nasdaq National Market ("NNM"), or if not then included for quotation on the NNM or NSCM, the average
  ---
of the highest reported bid and lowest reported asked prices as reported by the OTC Bulletin Board or the National Quotations Bureau, as the case may be, or
(iii) if the shares of the Common Stock are not then publicly traded, the fair market price, not less than book value thereof, of the Common Stock as determined in good faith by the independent members of the Board of Directors of the Company (the "Board").
                  -----

     2.   Shares Fully Paid; Payment of Taxes. All shares of Common Stock issued
          -----------------------------------
upon the exercise of a Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges (other than income taxes to the holder) that may be imposed in respect of the issue or delivery thereof.

     3.   Transfer and Exchange. This Warrant and all rights hereunder are
          ---------------------
transferable, in whole or in part, on the books of the Company maintained for such purpose at its principal office referred to above by Holder in person or by duly authorized attorney, upon surrender of this Warrant together with a completed and executed assignment form in the form attached as Exhibit B,
                                                               ----------
payment of any necessary transfer tax or other governmental charge imposed upon such transfer and an opinion of counsel reasonably acceptable the Company stating that such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant when endorsed in blank shall be deemed negotiable and that when this Warrant shall have been so endorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder hereof as the owner for all purposes.

          This Warrant is exchangeable at such office for Warrants for the same aggregate number of shares of Common Stock, each new Warrant to represent the right to purchase such number of shares as the Holder shall designate at the time of such exchange.

     4.   Anti-Dilution Provisions.
          ------------------------

          A. Adjustment for Dividends in Other Stock and Property Reclassifications. In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

               (1) other or additional stock or other securities or property (other than cash) by way of dividend,

               (2) any cash or other property paid or payable out of any source other than retained earnings (determined in accordance with generally accepted accounting principles), or

               (3) other or additional stock or other securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement, (other than (x) additional shares of Common Stock or any other stock or securities into which such Common Stock shall have been changed, (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities or (z) any Stock Purchase Rights, issued as a stock dividend or stock-split, adjustments in respect of which shall be covered by the terms of Section 4.C, 4.D, 4.E or 6,
                                                     ---------
then and in each such case Holder, upon the exercise hereof as provided in
Section 1, shall be entitled to receive the amount of stock and other securities
---------
and property (including cash in the cases referred to in clauses (2) and (3) above) which such Holder would hold on the date of such exercise if on the Original Issuance Date Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance with the first paragraph of this Warrant, and had thereafter, during the period from the Original Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4.A and Section 4.B.
                                                    ---------       -----------

          B.   Adjustment for Reorganization, Consolidation and Merger. In case
               -------------------------------------------------------
of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Original Issuance Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey all or substantially all its assets to another corporation or entity, then and in each such case Holder, upon the exercise hereof as provided in Section 1 at any time after the consummation of
                               ---------
such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 4.A, 4.B, 4.C, 4.D, 4.E
                                             ----------
and 4.H; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

          C.   Sale of Shares Below Fair Market Value and Above Purchase Price.
               ---------------------------------------------------------------

               (1) If at any time or from time to time on or after the Original Issuance Date, the Company issues or sells, or is deemed by the express provisions of this Section 4.C to have issued or sold, Additional Shares of
                   -----------
Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4.D and other than
                                                  -----------
upon a subdivision or combination of shares of Common Stock as provided in
Section 4.E, for an Effective Price (as hereinafter defined) less than the Fair
-----------
Market Value but greater than the then existing Purchase Price, then and in each such case

          (A) the Holder of this Warrant shall be entitled to receive, in lieu of the number of shares theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by (i) dividing the original Purchase Price by the Purchase Price as adjusted as a result of such issue or sale (as provided below), and (ii) multiplying the resulting quotient by the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance with the first paragraph of this Warrant; and

          (B) the then existing Purchase Price shall be reduced, as of the opening of business on the date of such issue or sale, as follows: the Purchase Price shall be reduced to a price determined by multiplying that Purchase Price by a fraction (i) the numerator of which shall be (a) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus
(b) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Fair Market Value, plus (c) the number of shares of Common Stock into which all outstanding shares of Series A Preferred Stock, par value $0.001 per share, of the Company (the "Series A Preferred") are
                                             ------------------
convertible at the close of business on the date next preceding the date of such issue or sale, plus (d) the number of shares of Common Stock for which all Series A Warrants and all other options and warrants outstanding as of the Original Issuance Date that are exercisable for shares of Common Stock are exercisable at the Purchase Price in effect at the close of business on the date next preceding the date of such issue or sale, plus (e) the number of shares of Common Stock underlying all Other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, and
(ii) the denominator of which shall be (a) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (b) the number of shares of Common Stock into which all outstanding shares of Series A Preferred of the Company are convertible at the close of business on the date next preceding the date of such issue or sale, plus (c) the number of shares of Common Stock for which all Series A Warrants and all other options and warrants outstanding on the Original Issuance Date that are exercisable for shares of Common Stock are exercisable at the Purchase Price in effect at the close of business on the date next preceding the date of such issue or sale, plus (d) the number of shares of Common Stock underlying the Other Securities at the close of business on the date next preceding the date of such issue or sale.

          (2)  For the purpose of making any adjustment required under this
Section 4.C, the consideration received by the Company for any issue or sale of
-----------
securities shall (i) to the extent it consists of cash be computed at the amount of cash received by the Company, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (iv) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

          (3)  For the purpose of the adjustment required under this Section
                                                                     -------
4.C, if the Company issues or sells any rights or options for the purchase of,
---
or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective
                                  ----------------------
Price of such Additional Shares of Common Stock is less than either the Fair Market Value or the Purchase Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Purchase Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Purchase Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Purchase Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

          (4)  For the purpose of the adjustment required under this Section
                                                                     -------
4.C, if the Company issues or sells, or is deemed by the express provisions of
---
this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than either the Fair Market Value or the Purchase Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Purchase Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (3) above for the readjustment of the Purchase Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph (4).

          (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the Original Issuance Date, whether or not subsequently reacquired or retired by the Company other than (i) shares of Common Stock issued upon conversion of the Series A Preferred in accordance with the Company's Series A Designation (as defined below), (ii) shares of Common Stock issuable upon exercise of this Warrant and the Series A Warrants, (iii) shares of Common Stock issuable upon exercise of warrants, options or other convertible securities to purchase Common Stock issued and outstanding as of the Original Issuance Date (provided that the exercise price and other terms of such warrants, options or other convertible securities are not modified after the Original Issuance Date to adjust the exercise price),
(iv) shares of Common Stock issued to individuals who are or were employees or directors of or consultants and advisors to the Company or any subsidiary pursuant to stock purchases or stock option plans or other arrangements approved by the Board or pursuant to guidelines approved by the Board, or upon exercise of options, stock purchase rights or warrants granted to such parties pursuant to any such plan or arrangement, (v) shares of Common Stock issued in connection with bona fide acquisitions, mergers, joint ventures and other similar transactions approved by the Board and (vi) shares of Common Stock issued pursuant to any event for which adjustment is made to the conversion price under the anti-dilution provisions provided for in Section 3(e) of the Company's
                                             ------------
certificate of determination for the Series A Preferred (the "Series A Designation"), or to the Purchase Price under the anti-dilution provisions under
Section 4 of this Warrant or the Series A Warrants, (vii) shares of Common Stock
---------
issued in a Qualified Public Offering, (viii) shares of Common Stock issued or issuable to customers, suppliers or other strategic partners provided that such issuance is approved by the Board of Directors, (ix) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors, and (x) shares of Common Stock issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors. The "Effective
                                                                  ---------
Price" of Additional Shares of Common Stock shall mean the quotient determined
-----
by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section
                                                                      -------
4.C, into the aggregate consideration received, or deemed to have been received,
---
by the Company for such issue under this Section 4.C, for such Additional Shares
                                         -----------
of Common Stock. "Other Securities" with respect to an issue or sale of
                  ----------------
Additional Shares of Common Stock shall mean Convertible Securities other than the Series A Preferred, and the Series A Warrants including this Warrant; "the
                                                                           ---
number of shares of Common Stock underlying Other Securities" on a particular
------------------------------------------------------------
date shall mean the number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date.

          (6) Other than a reduction pursuant to its applicable anti-dilution provisions, any reduction in the conversion price of any Convertible Security, whether outstanding on the Original Issuance Date or thereafter, or the subscription price of any option, warrant or right to purchase Common Stock or any Convertible Security (whether such option, warrant or right is outstanding on the Original Issuance Date or thereafter), to an Effective Price less than the Fair Market Value or the then Purchase Price shall be deemed to be an issuance of such Convertible Security and the issuance of all such options, warrants or subscription rights, and the provisions of Sections 4.C.(3), (4) and
                                                       ------------
(5) shall apply thereto mutatis mutandis.

          (7) In case any shares of stock or other securities, other than Common Stock, shall at the time be receivable upon the exercise of this Warrant, and in case any additional shares of such stock or any additional such securities (or any stock or other securities convertible into or exchangeable for any such stock or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, then and in each such case the Purchase Price shall forthwith be adjusted, substantially in the manner provided for above in this Section 4.C, so as to
                                                       -----------
protect the Holder of this Warrant against the effect of such dilution.

          (8) In case the Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Additional Shares of Common Stock issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

          (9) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this
            --------  -------
Section 4 are not required to be made shall be carried forward and taken into
---------
account in any subsequent adjustment required to be made hereunder. All calculations under this Section 4 shall be made to the nearest cent or to the
                        ---------
nearest one-hundredth of a share, as the case may be.

        D.   Adjustment for Certain Dividends and Distributions. If the Company
             --------------------------------------------------
at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event

          (1) the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided,
                                                                   --------
however, that if such record date is fixed and such dividend is not fully paid
-------
or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Purchase Price shall be adjusted pursuant to this Section 4.D as of the time of actual payment of such dividends or
        -----------
distributions; and

          (2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Purchase Price.

          E.   Stock Split and Reverse Stock Split. If the Company at any time
               -----------------------------------
or from time to time effects a reverse stock split or subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Purchase Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 4.E shall become effective at the close of
                           -----------
business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

          F.   No Impairment. The Company will not, by amendment of its Amended
               -------------
and Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or
        ---------
appropriate in order to protect the rights of the Holders of the Warrants against impairment.

          G.   Certificate as to Adjustments. Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 4,
                                                                    ---------
the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of a Warrant, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) Purchase Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

          H.   Sale of Shares Below Fair Market Price and Below Purchase Price.
               ---------------------------------------------------------------
If at any time or from time to time following the Original Issuance Date, the Company issues or sells, or is deemed by the express provisions of this Section
                                                                        -------
4 hereof to have issued or sold, Additional Shares of Common Stock, other than
-
as a dividend or other distribution on any class of stock and other than upon a subdivision or combination of shares of Common Stock, in either case as provided in Section 4D and Section 4E above, for an Effective Price that is less than the
   ----------     ----------
Fair Market Value and the Purchase Price then in effect, then in each such case
(i) the Purchase Price then in effect, shall be reduced such that it is equal to the lowest Effective Price at which any Additional Shares of Common Stock are issued, and (ii) the number of shares of Common Stock issuable upon exercise of the Warrant (sometimes hereinafter referred to as "Warrant Shares"), shall be
                                                   --------------
increased to a number determined by multiplying the number of the applicable Warrant Shares purchasable immediately prior to the applicable Purchase Price reduction hereunder by a fraction, the numerator of which shall be the Purchase Price per share in effect prior to the applicable Purchase Price reduction hereunder, and the denominator of which shall be the Purchase Price as so reduced.

     5.   Notices of Record Date. In case:
          ----------------------

          A. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          B. of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

          C. of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is expected to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, such notice shall be mailed at least twenty (20) days prior to the date therein specified.

     6.   Stock Purchase Rights. If at any time or from time to time, the
          ---------------------
Company grants or issues to the record holders of the Common Stock any options, warrants or subscription rights (collectively, the "Stock Purchase Rights")
                                                    ---------------------
entitling a holder to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the Holder shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which Holder could have acquired if Holder had been the record holder of the maximum number of shares of Common Stock issuable upon exercise of this Warrant on both (x) the record date for such grant or issuance of such Stock Purchase Rights, and (y) the date of the grant or issuance of such Stock Purchase Rights.

     7.   Loss or Mutilation. Upon receipt by the Company of evidence
          ------------------
satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

     8.   Reservation of Common Stock. The Company shall at all times reserve
          ---------------------------
and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

     9.   Securities Purchase Agreement and Registration Rights Agreement. This
          ---------------------------------------------------------------
Warrant has been issued pursuant to the Subscription Agreement dated as of __________, 2001 between the Company and the original holder hereof (the "Subscription Agreement"), and the transferability of this Warrant and the
-----------------------
Common Stock issuable upon the exercise hereof are subject to the Subscription Agreement. In addition, the Holder of this Warrant and the Common Stock issuable upon the exercise hereof are entitled to have such Common Stock registered under the Securities Act of 1933 in accordance with the Registration Rights Agreement referred to in the Subscription Agreement and to such remedies for breaches of, or defaults under, such Registration Rights Agreement, as are provided below in
Section 10.
----------

     10.  Remedies for Breaches of Certain Registration Rights.
          ----------------------------------------------------

          (a) As partial relief for a Registration Statement Default, and for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity) the number of Warrant Shares shall be increased by five (5%) percent for each aggregate thirty (30) day period (or pro rated amounts thereof for partial thirty (30) day periods) that (A) the Registration Statement is not declared effective by the SEC following the Effectiveness Deadline, and/or (B) after the Registration Statement is declared effective by the SEC, each Registration Statement is not available for the sale of at least all of the Registrable Securities required to be included in such Registration Statement. The capitalized terms used in this
Section 10(a) but not defined herein shall have the meanings given such terms in
-------------
the Registration Rights Agreement entered into in connection with the issuance of the Series A Preferred by the Company, Commonwealth Associates, L.P. and the other investors parties thereto (the "Registration Rights Agreement"), or in the
                                      -----------------------------
Subscription Agreement (as defined in the Registration Rights Agreement.

          (b) In the event of any Rule 144 Default by the Company, then, as partial relief for damages to any Holder by reason of any delay or inability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), (i) the exercise price of the Preferred Warrants as set forth herein shall be reduced by five (5%) percent for each aggregate thirty (30) day period (or pro rated amounts thereof for partial thirty (30) day periods) that the Holder is delayed from selling, or unable to sell, Registrable Securities under Rule 144 due to (A) the Company's failure to promptly provide the requisite legal opinion as referenced in Section 3.19 of the Registration Rights Agreement, or (B) the Company's failure to comply with the filing and other requirements under Rule 144 necessary to make such Rule available to the Holders, and (ii) the number of Warrant Shares shall be increased to a number determined by multiplying the number of applicable Warrant Shares purchasable immediately prior to the applicable Purchase Price reduction hereunder by a fraction, the numerator of which shall be the Purchase Price in effect prior to the applicable Purchase Price reduction hereunder and the denominator of which shall be the Purchase Price as so reduced; provided,
                                                                --------
however, that upon the first Rule 144 Default (which means a Rule 144
-------

Default with regard to either the Warrant Shares and/or the shares of Common Stock issuable upon conversion of the Series A Preferred), the Company shall have up to a thirty (30) consecutive day period to cure such Rule 144 Default without incurring the above damage payments and if after such thirty (30) day period expires the Rule 144 Default has not been cured, the above described damage payments shall apply and be applied retroactively to the first day of such Rule 144 Default; provided, further, that the Company shall not have any
                       --------  -------
right to a cure period of a Rule 144 Default other than the first Rule 144 Default. Notwithstanding the foregoing, so long as the Company is in a Registration Statement Default, the exercise price of the Preferred Warrants and the number of Warrant Shares shall not be adjusted due to a Rule 144 Default. The capitalized terms used in this Section 10(b) but not defined herein shall
                                   -------------
have the meanings given such terms in the Registration Rights Agreement.

     11.  Redemption of Warrants.
          ----------------------

          (a) Commencing on the date sixty (60) days from the final closing of the private placement in which the Series A Warrants were sold, on not less than thirty (30) days' written notice (the "Redemption Notice") to all registered
                                       -----------------
holders of the Series A Warrants being redeemed, the Series A Warrants may be redeemed, at the option of the Company, in whole and not in part, at a redemption price of $0.01 per Series A Warrants (the "Redemption Price"),
                                                      ----------------
provided (i) the average closing bid price shall equal or exceed three (3) times the then current Purchase Price for the twenty (20) consecutive trading days ending on the fifth (5/th/) trading day prior to the date of the Redemption Notice (the "Target Price"), subject to adjustments as set forth in Section
             ------------                                           -------
11(f) hereof, (ii) the Common Stock is traded on a national securities exchange
-----
or quoted on the NSCM or the NNSM; (iii) a registration statement covering the Warrant Shares filed under the Securities Act of 1933, as amended (the "Act")
                                                                        ---
has been declared effective by the Securities and Exchange Commission and remains effective on the date fixed for redemption of the Series A Warrants; and
(iv) the Registered Holders are not subject to any lock-up provisions with respect to the Warrants and/or the Warrant Shares (the "Redemption Date").
                                                        ---------------

          (b)  If the conditions set forth in Section 11(a) are met, and the
                                             -------------
Company desires to exercise its right to redeem the Series A Warrants, it shall mail a Redemption Notice to each of the Registered Holders of the Series A Warrants to be redeemed, first class mail, postage prepaid, not later than the thirtieth (30/th/) day before the date fixed for redemption, as provided in
Section 13 hereof.
----------

          (c)  The Redemption Notice shall specify (i) the Redemption Price,
(ii) the Redemption Date, (iii) the place where the Series A Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Series A Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder
(a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that the Redemption notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, holders of the Series A Warrants shall have no further rights except to receive, upon surrender of the Series A Warrant, the Redemption Price.

          (e) From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the holder thereof of one or more Series A Warrant certificates evidencing Series A Warrants to be redeemed, deliver, or cause to be delivered to or upon the written order of such holder a sum in cash equal to the Redemption Price of each such Series A Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Series A Warrants called for redemption, such Series A Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

          (f) If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common stock, the Target Price shall be proportionately adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

     12.  Notices. All notices and other communications from the Company to the
          -------
Holder of this Warrant shall be mailed by first class, registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

     13.  Change; Modifications; Waiver. The terms of this Warrant may be
          -----------------------------
amended, waived or modified by agreement of the Company, Commonwealth Associates, L.P. and a committee to be designated by Commonwealth Associates, L.P. whose members hold in the aggregate not less than twenty (20%) percent of the outstanding Series A Warrants; provided, however, that no such amendment,
                                   --------  -------
modification or waiver which would decrease the number of Warrant Shares purchasable upon the exercise of any Series A Warrants, or increase the Purchase Price therefor (other than as a result of the waiver or modification of any anti-dilution provisions) shall be made without the consent in writing of the holders of not less than fifty (50%) percent of the outstanding Series A Warrants.

     14.  Headings. The headings in this Warrant are for purposes of convenience
          --------
in reference only, and shall not be deemed to constitute a part hereof.

                 [Remainder of page intentionally left blank]

     15.  Law Governing. This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction
                                                      -- --------
of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect
                                      -- --------
thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

Dated: ______________________________


                                               NOTIFY TECHNOLOGY CORPORATION


                                               By: _________________________
                                                     Name:
                                                     Title:



              SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

                                   EXHIBIT A

                               SUBSCRIPTION FORM
                               -----------------

                 (To be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases _______ of the number of shares of Common Stock of Notify Technology Corporation, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

Dated: ________________________


                                       _____________________________________
                                       (Signature of Registered Owner


                                       _____________________________________
                                       (Street Address)


                                       _____________________________________
                                       (City / State / Zip Code)

                                   EXHIBIT B

                              FORM OF ASSIGNMENT
                              ------------------


     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee         Address              No. of Shares
----------------         -------              -------------


and does hereby irrevocably constitute and appoint __________________________ Attorney to make such transfer on the books of Notify Technology Corporation, maintained for the purpose, with full power of substitution in the premises.

Dated: ____________________________



                                           ___________________________________
                                           (Signature)


                                           ___________________________________
                                           (Witness)


     The undersigned Assignee of the Warrant hereby makes to Notify Technology Corporation, as of the date hereof, with respect to the Assignee, all of the representations and warranties made by the Holder, and the undersigned Assignee agrees to be bound by all the terms and conditions of the Warrant and the Registration Rights Agreement, dated _________, 2001, by and among Notify Technology Corporation, Commonwealth Associates, L.P. and the investors listed on Schedule 1 thereto.

Dated: ____________________________


                                           ___________________________________
                                           (Signature)